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                                                                  EXHIBIT 10.27B



[PFIZER LETTERHEAD]


                                                     GEORGE M. MILNE, JR., PH.D.
October 22, 1998                                                       President



Mr. Scott Greer
President
Abgenix, Inc.
7601 Dumbarton Circle
Fremont, CA 94555

Dear Mr. Greer,

Further to our recent discussions, Pfizer Inc ("Pfizer") and Abgenix, Inc. ("Abgenix") agree to amend the Collaborative Research Agreement of December 22, 1997 ("1997 Agreement"), to exercise Pfizer's first option to generate XenoMouseTM antibodies against a second Target Antigen, [*], pursuant to
Section 9.6 of the 1997 Agreement. A Research Plan will be adopted by the parties in accordance with Section 9.6. Pfizer will fund the [*] Research Program under the terms set forth in Section 3 of the 1997 Agreement and in the Letter Amendment to the 1997 Agreement dated May 26, 1998, as appropriate, according to their terms.

All other terms and conditions of the 1997 Agreement shall remain unchanged and in full force and effect. Please sign both copies of this Letter Amendment to the 1997 Agreement and return one original to [*] at the above address.

                                       Sincerely,

                                       /s/ George M. Milne, Jr.
                                       George M. Milne, Jr.

Agreed:

ABGENIX INC.

By: /s/ R. Scott Greer
    ------------------------
Title: President & CEO
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Date:  10/23/98
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